UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

HARBOR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34584	13-3697002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4435 Eastgate Mall, Suite 400 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-9333

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 7, 2010, Harbor BioSciences, Inc. (the “Company”) entered into a placement agent agreement (the “Placement Agent Agreement”) with Chardan Capital Markets, LLC (the “Placement Agent”) relating to the Company’s registered direct offering, issuance and sale (the “Offering”) to select investors (the “Investors”) of up to 5,895,000 shares (the “Offered Shares”) of the Company’s common stock (the “Common Stock”) and Common Stock Purchase Warrants (the “Warrants”) to purchase up to 3,537,000 shares of Common Stock (the “Warrant Shares”). A copy of the Placement Agent Agreement is attached hereto as Exhibit 1.1.

Pursuant to the Placement Agent Agreement, the Company has agreed to pay the Placement Agent an aggregate fee of 7.0% of the gross proceeds from the Offering. The Placement Agent has no commitment to purchase any of the shares of Common Stock or Warrants and is acting only as an agent in obtaining indications of interest from investors who will purchase the shares of Common Stock and Warrants directly from the Company. The Placement Agent Agreement requires us to indemnify the Placement Agent and certain of its affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute to payments the Placement Agent may be required to make because of any of those liabilities.

In addition, on June 7, 2010, the Company and four institutional Investors introduced to the Company by the Placement Agent entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of the Offered Shares and the Warrants. The Offered Shares and Warrants will be sold in units, with each unit consisting of one Offered Share and a Warrant to purchase 0.6 Warrant Shares. The purchase price per unit is $0.35. The Warrants will provide for an exercise price of $0.50 per share and will be exercisable at the option of the holder for a period of five years commencing six-months after the issue date of the warrants. Subject to certain customary exceptions, in the event of an issuance or deemed issuance by us of common stock or securities convertible into our common stock at a per share price less than the then applicable Warrant exercise price, the Warrant exercise price shall be reduced to that new issuance price; provided, however, that the exercise price shall not be reduced below $0.43 per share, as adjusted for stock splits and the like (the “Minimum Price”), without prior shareholder approval. The Company plans to seek approval of its shareholders at our next annual meeting to permit adjustment of the exercise price below the Minimum Price. The exercise price of the Warrants will also be adjusted in the event of stock splits, reverse stock splits and the like pursuant to their terms. A holder will not have the right to exercise any portion of its Warrant if such holder, together with its affiliates, would, subject to limited exceptions, beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise. Any such holder may elect to change this beneficial ownership limitation from 4.99% to 9.99% of the number of shares of our common stock outstanding immediately after the exercise upon 61 days’ prior written notice to us. A copy of the form of Securities Purchase Agreement is filed as Exhibit 10.1 to this Report. A copy of the form of Warrant to be issued by the Company is attached hereto as Exhibit 10.2.

The net proceeds to the Company from the offering, after deducting placement agent fees and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $1.8 million. The offering is expected to close on or before June 10, 2010.

The Offered Shares and the Warrant Shares are registered under the Act, on the Company’s Registration Statement on Form S-3 (Registration No. 333-163936) previously filed with the Securities and Exchange Commission on December 22, 2009, amended on January 6, 2010 and declared effective on January 15, 2010. The Common Stock and Warrants in this offering are being offered and sold pursuant to a base prospectus and a prospectus supplement filed as part of the Registration Statement.

Attached as Exhibit 5.1 is the opinion of Stradling Yocca Carlson & Rauth relating to the legality of the issuance and sale of the Offered Shares and the issuance of the Warrant Shares upon exercise of the Warrants.

The foregoing summaries of the terms of the Placement Agent Agreement, the Securities Purchase Agreement and the Warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 10.1, and 10.2, respectively, and incorporated herein by reference. The Company’s press release announcing the offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Each of the Placement Agent Agreement and the Securities Purchase Agreement contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Placement Agent Agreement and the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements or as stated therein and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

1.1	Placement Agent Agreement, dated June 7, 2010 between Harbor Biosciences, Inc. and Chardan Capital Markets, LLC

5.1	Opinion of Stradling Yocca Carlson & Rauth

10.1	Form of Securities Purchase Agreement, dated June 7, 2010, by and between Harbor Biosciences, Inc., and each of the Purchasers (as defined therein)

10.2	Form of Common Stock Purchase Warrant

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1)

99.1	Press Release issued by Harbor Biosciences, Inc. on June 7, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated  June 8, 2010

HARBOR BIOSCIENCES, INC.

By:	/S/ ROBERT W. WEBER
Robert W. Weber
Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agent Agreement, dated June 7, 2010 between Harbor Biosciences, Inc. and Chardan Capital Markets, LLC

5.1	Opinion of Stradling Yocca Carlson & Rauth

10.1	Form of Securities Purchase Agreement, dated June 7, 2010, by and between Harbor Biosciences, Inc., and each of the Purchasers (as defined therein)

10.2	Form of Common Stock Purchase Warrant

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1)

99.1	Press Release issued by Harbor Biosciences, Inc. on June 7, 2010